Exhibit (h)(4)


                         PROSPECT SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this __ day of _______, 2004, by and between The Tocqueville Trust, a Massachusetts business trust, The Tocqueville Alexis Trust, a Delaware statutory trust, (together, the "Tocqueville Funds"), Tocqueville Asset Management, L.P., a Delaware corporation (the "Adviser"), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

         WHEREAS, the Tocqueville Funds engage in business as open-end management investment companies and are so registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with each such series of the Tocqueville Funds representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

         WHEREAS, the Adviser serves as investment adviser to each series of the Tocqueville Funds;

         WHEREAS, USBFS is, among other things, in the business of providing fulfillment services to mutual funds; and

         WHEREAS, the Tocqueville Funds and the Adviser desire to retain USBFS to provide fulfillment services for each series of the Tocqueville Funds listed on Exhibit A hereto (as amended from time to time) (each a "Fund").

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Appointment of USBFS to Provide Fulfillment Services

         The Tocqueville Funds and the Adviser hereby appoint USBFS to provide fulfillment services to the Tocqueville Funds on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.       Duties and Responsibilities of USBFS

         USBFS shall provide the following fulfillment services for the Tocqueville Funds, including but not limited to:

         A. Answer all prospective shareholder calls concerning each Fund.

         B. Send all available Fund material requested by a prospect within 24 hours from time of call.

         C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.

         D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. Central Time).

         E.       Maintain and store Fund fulfillment inventory.

         F. Send periodic fulfillment reports to the Tocqueville Funds as agreed upon between the parties.

3.       Duties and Responsibilities of the Tocqueville Funds

         The Tocqueville Funds shall:

         A. Provide Fund fulfillment literature updates to USBFS as necessary.

         B. File with the National Association of Securities Dealers, Inc., the Securities and Exchange Commission (the "SEC") and state regulatory agencies, as appropriate, all fulfillment literature that the Tocqueville Funds request USBFS send to prospective shareholders.

         C. Supply USBFS with sufficient inventory of fulfillment materials as requested from time to time by USBFS.

         D. Provide USBFS with any sundry information about the Tocqueville Funds in order to answer prospect questions.

4.       Compensation

         USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Tocqueville Funds shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Tocqueville Funds shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Tocqueville Funds are disputing any amounts in good faith. The Tocqueville Funds shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Tocqueville Funds are disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. To the extent such fees are not payable by the Tocqueville Funds, the Adviser shall be responsible for paying the remaining amount of fees to USBFS.

5.       Indemnification; Limitation of Liability

         The Tocqueville Funds agree to indemnify USBFS from any liability arising out of the distribution of fulfillment literature that has not been filed with the appropriate federal and state regulatory agencies. USBFS agrees to indemnify the Tocqueville Funds from any liability arising from the improper use of fulfillment literature during the performance of its duties and responsibilities identified in this Agreement. USBFS will be liable for bad faith, negligence or willful misconduct on its part in its duties under this Agreement.

6.       Proprietary and Confidential Information

         USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Tocqueville Funds all records and other information relative to the Tocqueville Funds and prior, present, or potential shareholders of the Tocqueville Funds (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Tocqueville Funds, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Tocqueville Funds.

         Further, USBFS will adhere to the privacy policies adopted by the Tocqueville Funds pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Tocqueville Funds' shareholders to any third party unless specifically directed by the Tocqueville Funds or allowed under one of the exceptions noted under the Act.

7.       Term of Agreement; Amendment

         This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year. Subsequent to the initial one year term, this Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

8.       Governing Law

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.       Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of USBFS' duties or responsibilities hereunder is designated by the Tocqueville Funds by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Tocqueville Funds, transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Tocqueville Funds (if such form differs from the form in which USBFS has maintained the same, the Tocqueville Funds shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS' personnel in the establishment of books, records and other data by such successor.

10.      No Agency Relationship

         Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for any other party to this Agreement, or to conduct business in the name, or for the account, of any other party to this Agreement.

11.      Data Necessary to Perform Services

         The Tocqueville Funds or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Tocqueville Funds, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.      Assignment

         This Agreement may not be assigned by any party without the prior written consent of the other parties.

13.      Notices

         Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' addresses set forth below:

         Notice to USBFS shall be sent to:

         U.S. Bancorp Fund Services, LLC
         615 East Michigan Street
         Milwaukee, WI 53202

         notice to the Tocqueville Funds shall be sent to:

         The Tocqueville Trust and The Tocqueville Alexis Trust
         1675 Broadway
         New York, New York 10019

         and notice to the Adviser shall be sent to:

         Tocqueville Asset Management, L.P.
         1675 Broadway
         New York, New York 10019

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


THE TOCQUEVILLE ALEXIS TRUST                U.S. BANCORP FUND SERVICES, LLC


By: ______________________________          By: ______________________________

Title: ___________________________          Title: ___________________________


THE TOCQUEVILLE TRUST                       TOCQUEVILLE ASSET MANAGEMENT, L.P.

By: ______________________________          By: ______________________________

Title: ___________________________          Title: ___________________________

                                   Exhibit A
                                    to the
                         Prospect Servicing Agreement

                                  Fund Names

                           Each a Separate Series of

            The Tocqueville Trust and The Tocqueville Alexis Trust

Name of Series                                                   Date Added
--------------                                                   ----------

The Tocqueville Fund
The Tocqueville Small Cap Value Fund
The Tocqueville International Value
The Tocqueville Gold Fund
The Tocqueville Genesis Fund
The Tocqueville Alexis Fund

                                   Exhibit B
                                    to the
                         Prospect Servicing Agreement

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                                                   PROSPECT SERVICING
                                                   ANNUAL FEE SCHEDULE
                                                    Tocqueville Funds
                         (Effective for a period of three (3) years from date of the Agreement)
---------------------------------------------------------------------------------------------------------------------


Full Service (Inbound Teleservicing and Kit                       Lead Conversion Reporting
Assembly and Mailing)                                             Account Management $ 700/month
                                                                  Database Installation, Setup  $1,500/fund group
TIER 1 (0-50 orders per month)
Account Management    $ 300/month
                                                                  Web On-line Fund Fulfillment
TIER 2 (51-250 orders per month)                                  Account Management   $ 500/month
Account Management    $ 300/month                                 Installation, Setup  $   0 (NC)
First 50 orders         NC                                        Per Retail Request   $ .40/retail request
Per order over 50     $ 4.00/order                                Per Intermediary Request  $ .60/retail request

TIER 3 (251-500 orders per month)
Account Management    $ 1,000/month                               Follow-up Services
First 250 orders        NC                                        Correspondence         $2.00/letter
Per order over 250    $ 3.50/order                                E-mail Correspondence  (Separate Quote)*
                                                                  Telemarketing          (Separate Quote)*
TIER 4 (over 500 orders per month)                                Customized Services    (Separate Quote)*
Account Management    $ 2,000/month
First 500 orders        NC                                        * Dependent upon client requirements
Per order over 500    $ 3.00/order
                                                                  All fees are billed monthly plus out-of-pocket
E-mail/internet Lead Origination - $2.50 per request              expenses, including, but not limited to:
                                                                    Customized reporting development ($150.00/hour)
Service includes account management, lead reporting, call           Postage, stationery
servicing, database management, kit assembly and mailing            Programming, special reports
(excluding postage and materials).                                  Retention of records
                                                                    File transmission charges
                                                                    Legal expenses
Inbound Teleservicing (only)                                        All other out-of-pocket expenses
Account Management    $100/month
Call Servicing        $.99/minute

Base Reporting Services Included.
Assumes that client is responsible for
costs associated with order delivery.


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